Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-182768, 333-219243, and 333-249812) on Forms S-3 of Sterling Real Estate Trust of our report dated March 16, 2022, relating to the consolidated financial statements of Sterling Real Estate Trust, appearing in this Annual Report on Form 10-K of Sterling Real Estate Trust for the year ended December 31, 2021.

/s/ RSM US LLP

Minneapolis, Minnesota

March 16, 2022